Exhibit 99.2
$150 Million Incremental Term Loan April 23, 2007

Agenda Purpose Sources and Uses Pro Forma Capitalization Background Hindalco Update Financial Update Summary of Terms Financing Timetable

Purpose Novelis is seeking to add $150 million of incremental Term Loan to assure adequate liquidity in a period of high aluminum prices. (Proceeds from the Term Loan placement will be used to repay the Revolving Credit Facility.)

Estimated Sources and Uses (1) Assumes 100% participation in the Amendment.

Pro Forma Capitalization

Background These factors contribute to the need for additional liquidity to support working capital: Certain provisions in the Credit Agreement have required the repayment of the Term Loan, rather than the Revolver, resulting in a reduction in available liquidity Sustained high metal prices are increasing working capital needs Strong growth in Europe One-time events: M&A (>$20M); senior executive severance (>$10M); Timing events: M6 contracts (>$20M); customer hedging (>20M); heavy intra-month vendor payments on 2nd and 15th (>$140M)

Hindalco Update Definitive Proxy filed on April 6, 2007 Shareholder meeting on May 10, 2007 Target closing on or around May 15, 2007 Novelis will tender at 101 for the Sr. Notes due 2015, after the acquisition, as required by the Indenture Hindalco's committed financing is not conditioned on the outcome of the change of control tender offer

Financial Update 10-K filed on time All covenants are in compliance $265 Million estimated Q1 2007 Revolver balance $241 million borrowed $24 million L/Cs

Summary Terms and Conditions Borrower: Novelis, Inc. Facility: $150 million Add-on Term Loan B ("TLB") Guarantors: Same as existing Senior Secured Credit Facilities Security: Same as existing Senior Secured Credit Facilities Maturity: Same as existing Term Loan B (January 7, 2012) Indicative Pricing: Same as existing Term Loan B (L+225 bps) Amortization: Same as existing Term Loan B Financial Covenant: Same as existing Senior Secured Credit Facilities

Financing Timetable April 23rd Lender Conference call April 27th Signature pages due via fax by 5:00 PM EST on the Third Amendment May 2nd Close and Fund Add-on Term Loan B and Third Amendment S M T W T F S 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 Note: Shading denotes U.S. holiday. April Date: Event: S M T W T F S 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 31 May